                                                                   EXHIBIT 10.24



                SEPARATION AND MUTUAL GENERAL RELEASE AGREEMENT


     This Separation and Mutual General Release Agreement (the "Agreement" or "Separation Agreement") is entered into as of February 12, 1996 by and between ______________ ("Executive"), an individual, and McKesson Corporation, a Delaware corporation (the "Company").

     In consideration of the covenants undertaken and the releases contained in this Agreement and for other good and valuable consideration, Executive and the Company agree as follows:

1.   Termination of Employment.
     -------------------------

     Executive's employment with the Company will terminate effective February 29, 1996 (the "Separation Date"). As of that date, except as expressly provided herein, all compensation, benefit coverage and other perquisites of employment will cease.

2.   Salary Continuation Payments.
     ----------------------------

     For a period of twelve (12) months from the date of this Agreement, but subject to the provisions of Paragraph 10 below, Executive will continue to receive his regular bi-weekly salary of $11,923.08, less applicable federal and state withholding and other payroll taxes and deductions. Such Salary Continuation Payments shall not be reduced or otherwise affected by any earnings, commissions, fees or other compensation received by Executive from any source subsequent to the Separation Date. Should Executive obtain full-time employment during the period in which the Salary Continuation Payments are to be made,

     Company agrees that, upon Executive's written request, it shall pay to Executive, in one lump sum, the then present value of all remaining Salary Continuation Payments and benefits less applicable federal and state withholding and other payroll taxes and deductions.

3.   Stock Options.
     -------------

     Executive presently holds options to purchase shares of McKesson Corporation, a Delaware Corporation, under the McKesson Corporation 1978 Stock Option Plan and 1994 Stock Option and Restricted Stock Plan. A complete and accurate summary of the options currently held by Executive is attached hereto and designated as Attachment A. Company has determined to defer Executive's Separation Date beyond February 1, 1996 in order to provide Executive with the benefit of receiving those additional stock options which have vested during calendar year 1996. Executive shall be eligible to exercise those grants that are vested and unexercised as of the Separation Date, subject to and in strict accordance with the Statements of Terms and Conditions applicable to the option plans. Options that are not vested as of such date shall be cancelled, and Executive's rights with respect to said options shall cease and terminate.

4.   Restricted Stock.
     ----------------

     Executive presently holds 5,000 shares of McKesson Corporation common stock granted to him under the Company's 1988 Restricted Stock Plan and/or 1994 Stock Option and Restricted Stock Plan. Executive received the restricted stock grant on or about February 1, 1994, and the restrictions applicable thereto remain in effect until February 1, 1998. On the Separation Date, all of Executive's rights with respect to the restricted stock grant shall cease and terminate and said restricted shares shall be cancelled and returned to Company.

5.   MIP Award.
     ---------

     Executive shall be eligible for consideration for an award under Company's Management Incentive Program ("MIP") for the fiscal year ending March 31, 1996. Company agrees that the amount of such award shall be Fifty Thousand Dollars ($50,000), payable within ten (10) business days of execution of this Agreement by the parties.

6.   Housing Loan.
     ------------

     Executive affirms that he is indebted to Company in the principal amount of Four Hundred Thousand Dollars ($400,000). Said indebtedness is more fully described and evidenced by a secured promissory note, dated March 6, 1994, a copy of which is attached hereto as Attachment B (the "Promissory Note"). Notwithstanding anything to the contrary contained in Section 1.b. of the Promissory Note, the parties agree that so long as Executive is complying with the terms of this Agreement, repayment shall not be required until the first to occur of (i) sale of the property which secures said indebtedness, or (ii) one year from Separation Date. Company further agrees that interest shall continue to be waived by Company (and imputed as income to Executive) until repayment of the indebtedness is due and payable pursuant to the provisions of this Paragraph 6.

7.   Benefits Coverage/Perquisites.
     -----------------------------

     Executive shall continue to be covered (subject to his continued monthly payment of required premiums) under the Company's Executive Medical Plan until the earlier of (i) one year from the Separation Date, or (ii) the date upon which he first becomes eligible for primary coverage under another employer's medical plan. On whichever date is applicable pursuant to the preceding sentence, Executive's coverage under the Executive Medical Plan shall cease and Executive shall be given an opportunity to elect continuation coverage in accordance with applicable law. Executive shall also continue to be covered under Company's Executive Survivor Benefit Plan until the earlier of (i) one year from the Separation Date, or (ii) the date upon which he first becomes eligible for coverage under another employer's life insurance or survivor benefit plan. Executive shall also receive any earned vacation pay as of the Separation Date. Executive shall be entitled to receive any fully vested benefits in accordance with the terms of the Company's Profit-Sharing Investment Plan as of the Separation Date. Executive will not be a participant in or otherwise be entitled to coverage or benefits under the Company's disability plans, Life Insurance Plan, Profit-Sharing Investment Plan, Retirement Plan, MIP, or any other benefit plan or policy provision at any time subsequent to the Separation Date, and his accrual and coverage under all other Company plans and policies shall cease as of the Separation Date, except as expressly set forth in this Separation Agreement.

     During the period of Salary Continuation Payments specified herein, Executive shall continue to receive from Company his existing (i) monthly automobile allowance, and (ii) health club membership dues.

8.   Amended Termination Agreement.
     -----------------------------

     The Amended Termination Agreement dated February 1, 1994, as further amended, between the Company and Executive shall be terminated as of the date of this Separation

     Agreement, and the Executive shall not retain any rights arising out of the Amended Termination Agreement.

9.   Litigation Cooperation.
     ----------------------

     Executive agrees to make himself reasonably available to cooperate in any actual or anticipated litigation or arbitration matter in which Company reasonably requests his assistance based upon his duties with the Company during the period for which he receives payments under paragraph 2. Once such payments have ended, Company shall pay Executive a daily consulting fee for such assistance in the amount of $750.00, subject to a one-half day minimum, and shall reimburse Executive for his reasonable out-of-pocket expenses in connection with any such assistance.

10.  Termination.
     -----------

     Company may terminate this Agreement in the event of Executive's breach of any of the covenants set forth in paragraphs 13, 14, 15, 17, and 18, or if he accepts a position as an employee or an independent contractor with a competitor of Company. For purposes of this Agreement, "competitor" shall mean any company primarily engaged in the wholesale distribution of pharmaceutical and health and beauty-aid products. The Chief Executive Officer of Company shall have sole discretion to determine whether a company is a Competitor, and such determination shall be final and binding. Notice of termination shall be in writing and shall be effective upon delivery. Upon termination of this Agreement in accordance with this paragraph, all of Executive's Salary Continuation Payments and other benefits under this Agreement shall cease, and Company shall have no further obligation to make such payments or provide such benefits to Executive.

11.  Mutual General Release.
     ----------------------

     In consideration of the payments and other consideration set forth in this Separation Agreement, Executive on his own behalf and on behalf of his heirs, dependents, assigns and successors, hereby releases the Company and each of its past and present subsidiaries, affiliates, directors, officers, agents, employees, representatives, assigns and successors from any and all actions, charges, suits, grievances, damages, costs, expenses or other claims or liabilities of any kind or nature, (including, but not limited to, claims under ERISA, the Age Discrimination in Employment Act, or the Civil Rights Acts of 1964 and 1991) whether known or unknown, suspected or unsuspected, which Executive has, has had, may have, or may hereafter have, either in his own name, in a representative capacity or as a shareholder of Company ("Claims"), arising out of, or by reason of, any cause, matter or thing whatsoever existing as of the date of execution of this Separation Agreement including, without limitation, any Claims arising out of or related in any way to Executive's employment. Excepted from this release are this Separation Agreement and any rights or obligations under it.

     Company hereby releases Executive and his heirs, dependents, assigns and successors from any and all actions, charges, suits, grievances, damages, costs, expenses, or other claims or liabilities of any kind or nature, whether known or unknown, suspected or unsuspected, which Company has, has had, may have, or hereafter have ("Claims") arising out of, or by reason of, any cause, matter or thing whatsoever existing as of the date of execution of this Separation Agreement including, without limitation, any Claims arising out of or related in any way to Executive's employment. Excepted from this release are this Separation Agreement (and the Promissory Note) and any rights or obligations under it or them.

12.  Effect of Release; Complete Waiver.
     ----------------------------------

     Company and Executive understand that except (i) in the case of Company, as provided in the last sentence of Paragraph 11, and (ii) in the case of Executive, as provided in the last sentence of the first paragraph of Paragraph 11, they are waiving all claims, whether known or unknown, and whether or not they suspect that those claims exist or might exist at this time. Company and Executive acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides that:

               A GENERAL RELEASE DOES NOT EXTEND
               TO CLAIMS WHICH THE CREDITOR DOES
               NOT KNOW OR SUSPECT TO EXIST IN HIS
               FAVOR AT THE TIME OF EXECUTING THE
               RELEASE, WHICH IF KNOWN BY HIM MUST
               HAVE MATERIALLY AFFECTED HIS
               SETTLEMENT WITH THE DEBTOR.

     Executive and Company, being aware of this provision and its effect upon their respective rights, expressly waive any rights each one may have under section 1542 or under any statutes or common law principles of similar effect.

13.  Confidentiality.
     ---------------

     Executive covenants and agrees not to disclose any information relating to the existence and terms of this Separation Agreement and shall take every precaution to prevent disclosure of such information to third parties other than members of his immediate family and his personal financial and legal advisors, unless such disclosure is required by law. Executive acknowledges that violation of this covenant would constitute a material breach of this Separation Agreement.

14.  Limited Rights Against Company.
     ------------------------------

     Executive agrees that he will not seek, in any way, any payments or benefits based upon his employment with the Company, his separation from employment and/or conduct prior to the execution of this Separation Agreement, other than as expressly set forth in this Separation Agreement. Executive waives any and all right or entitlement to any such payments or benefits. Executive further agrees that he has no intention to, and will not, file any charge or action, whether based on tort, express or implied contract, or any federal, state or local law, statute or regulation (including, but not limited to, ERISA or the Civil Rights Acts of 1964 and 1991) relating to his employment, his eligibility for benefits, or the termination or terms and conditions of his employment. Executive agrees that this Agreement may be pleaded as a complete bar to any action or suit before any court or administrative body with respect to any claim relating to his employment with, or termination from, Company.

15.  Protection of "Proprietary Information".
     ---------------------------------------

     Executive acknowledges that, in the course of his work as an employee of the Company, he has had and may have access to Proprietary Information (as defined below) concerning the Company, its products, customers and methods of doing business. Executive acknowledges that the Company has developed, compiled and otherwise obtained, often at great expense, this information, which has great value to the Company's business. Executive agrees to hold in strict confidence and not disclose any Proprietary Information, directly or indirectly, to anyone outside of the Company, or use, copy, publish, summarize, or remove from Company premises such information. Executive agrees to deliver promptly to Company all tangible Proprietary Information which is in his possession or under his control.

16.  "Proprietary Information" Defined.
     ---------------------------------

     For purposes of this Separation Agreement, but subject to the remaining provisions of this Paragraph the reference to "Proprietary Information" means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by Executive, pertaining to or affecting the business of the Company or its parent or other affiliated companies or their clients, consultants, or business associates unless: (a) the information is or becomes publicly known through lawful means not requiring the permission or license of the Company; (b) the information was rightfully in Executive's possession or part of his general knowledge prior to his employment by the Company or by virtue of his activities not related to his employment by the Company; (c) the information is disclosed to Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction for the benefit of the Company) and did not learn it, directly or indirectly, from the Company on a confidential basis. Executive and the Company further agree that the following information is included, without limitation, in the definition of Proprietary Information if the same is encompassed by the preceding sentence: (i) processes, trade secrets, electronic codes, computer software, source codes, proprietary techniques, inventions, improvements and research projects; (ii) information about costs, budgets, profits, markets, employees, terms of sale, sales and lists of customers or vendors; (iii) plans for future development, strategies, potential acquisitions, and new product concepts and marketing; and (iv) all documents, books, papers, drawings, models, sketches, studies, consultant's reports and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to Executive by the Company or its parent or other affiliated companies, as well as written or oral instructions or comments.

     The parties acknowledge and agree that Executive is not intended by this Paragraph 16 to be restricted generally from using his experience and knowledge (including experience and knowledge derived during his employment by the Company) for such purposes and/or in competition with the Company. The parties' intention is that Executive is to be prohibited only from disclosing or using to the detriment of the Company and its affiliates Proprietary Information of the Company and its affiliates, as distinct from non-confidential information pertaining to industry conditions, trends and strategies, customers and potential customers, strengths and weaknesses of industry participants and, generally, information that could have been learned by Executive had he been employed by one of Company's competitors (or another business not affiliated with the Company) in a comparable position for a comparable period.

17.  Solicitation of Employees.
     -------------------------

     Executive agrees that he will not, directly or indirectly, solicit or assist in the solicitation of any employees of Company from the date of this Separation Agreement until the Separation Date or for a period of twelve (12) months following the Separation Date.

18.  No Disparagement/References.
     ---------------------------

     Executive covenants and agrees that he will in no way disparage Company or its products, services, employees, or business reputation, to any person or entity whether or not said person or entity is a current or prospective supplier, customer or employee of Company. Executive further covenants and agrees that he will not otherwise engage in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of Company. Company agrees that all inquiries by prospective employers of Executive shall be directed solely to William A. Armstrong, Vice President Human Resources and Administration, and that the response of Company shall be essentially as set forth on Attachment C hereto.

19.  Absence of Reliance.
     -------------------

     Executive acknowledges that, in agreeing to the terms of this Separation Agreement, he has not relied in any way upon any representations or statements of the Company regarding the subject matter hereof, or the basis or effect of this Separation Agreement other than those representations or statements set forth in this Separation Agreement.

20.  No Representations.
     ------------------

     This Agreement expresses the full settlement terms upon which Executive and Company sever their employment relationship. There are no other representations or terms relating to the employment relationship and/or its severance that have not been identified in writing in this Agreement.

21.  Entire Agreement; Amendment.
     ---------------------------

     This instrument contains the entire agreement and understanding concerning Executive's employment with the Company and separation of employment and the other subject matters addressed herein between the parties, and supersedes all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters thereof. This Separation Agreement may be amended or modified only by a written document executed by all of the parties hereto.

22.  Severability.
     ------------

     If any provision of this Separation Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Separation Agreement which can be given effect without the invalid provisions or applications. To this end, the provisions of this Separation Agreement are declared to be severable.

23.  Governing Law.
     -------------

     This Separation Agreement and all transactions hereunder shall be governed by, interpreted and enforced in accordance with the laws of the State of California without reference to principles of conflict of laws.

24.  Forum Selection.
     ---------------

     Any and all litigation relating to state law causes of action arising out of this Separation Agreement shall be heard exclusively in California state courts. To that end, the parties to this Separation Agreement consent to jurisdiction in California state courts and waive any defense of lack of personal jurisdiction.

     Any and all litigation relating to federal law causes of action arising out of this Separation Agreement shall be heard exclusively in California federal courts. The parties also consent to jurisdiction in California federal courts and waive any defense of lack of personal jurisdiction.

25.  Counterparts.
     ------------

     This Separation Agreement may be executed in counterparts with the same force and effect as if all signatures were set forth in a single instrument.

26.  Headings.
     --------

     Headings of sections in this Separation Agreement have been included solely for convenience and reference and are not part of the Agreement.

27.  Voluntary Agreement.
     -------------------

     It is understood and agreed that both the Company and Executive are voluntarily entering into this Separation Agreement as a way of severing the employment relationship existing between the parties. Executive acknowledges that he has been informed by the Company that he should consult with legal counsel concerning the contents of this Separation Agreement. This Separation Agreement is not to be construed as an allegation or admission on the part of either party that either has violated any order, ruling, law, statute, regulation, contract or covenant, express or implied.

28.  Period for Review and Revocation.
     --------------------------------

     Executive confirms that he has had at least twenty-one (21) days to review and consider the waiver and release provisions of this Agreement, including but not limited to such provisions concerning claims (if any) under the Age Discrimination in Employment Act ("ADEA"). The parties agree that Executive shall have a period of seven (7) days following his execution of this Agreement to revoke said ADEA waiver, and that such waiver is neither effective nor enforceable until the expiration of such seven-day period.

     In the event this agreement is revoked by Executive in accordance with the provisions of this Paragraph 28, Executive agrees to return to Company all consideration and benefit provided by Company to which Executive would not be entitled absent this agreement.



Date of
Execution: March 6,  1996          ______________________________________
                                        Executive



                                   McKESSON CORPORATION

Date of
Execution: March 6, 1996
                                   By:  ______________________________________
                                        Vice President, Human
                                        Resources and Administration